UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  April 14, 2004
                                                  ______________



                       COMMERCIAL BANKSHARES, INC.
         ______________________________________________________

         (Exact name of Registrant as specified in its charter)



                FLORIDA                33-67254        65-0050176
  _____________________________________________________________________

    (State or other jurisdiction     (Commission     (IRS Employer)
  of incorporation or organization)   File Number)  Identification No.)




         1550 S.W. 57th Avenue, Miami, Florida            33144
       __________________________________________________________

       (Address of principal executive offices)        (Zip Code)



Registrant's Telephone Number, including area code  (305) 267-1200
                                                    ______________

















Item 12. Results of Operations and Financial Condition

On April 14, 2004 Commercial Bankshares, Inc., the parent holding company of Commercial Bank of Florida, announced earnings for first quarter 2004 pursuant to a press release, a copy of which is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.







                                    1









SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Commercial Bankshares, Inc.
___________________________

       (Registrant)



 /s/ Barbara E. Reed
________________________

Senior Vice President &
Chief Financial Officer


Date:  April 14, 2004
       ______________


                                   2




Exhibit 99.1  Press Release of Commercial Bankshares, Inc., dated April 14,
2004.

                      COMMERCIAL BANKSHARES, INC.
                    REPORTS FIRST QUARTER EARNINGS


Miami-based Commercial Bankshares, Inc. (Nasdaq: CLBK), parent of Commercial Bank of Florida, today reported first quarter 2004 earnings of $2.70 million, a 10% increase over 2003 first quarter earnings of $2.46 million. Diluted earnings per share were $.44 for 2004, as compared to $.40 for the same quarter in 2003. The first quarter earnings represent a 1.35% annualized return on average assets and a 16.06% annualized return on average equity.

Total assets increased 15% to close the quarter at $845 million, as compared to $738 million one year ago. Total deposits increased 13%, closing the quarter at $692 million, as compared to $614 million one year ago. Leverage capital, tier 1 risk-based capital and total risk-based capital ratios of 7.59%, 12.48% and 13.79%, respectively, continue to exceed regulatory requirements.

The loan portfolio showed strong growth, closing the quarter at $422 million, a 19% increase from the 2003 first quarter closing balance of $354 million. The allowance for loan losses closed the quarter at $5.0 million, or 1.17% of total loans. Asset quality remains strong, with no non-performing assets at March 31, 2004.

"We are pleased with another excellent quarter, both in balance sheet growth and in profitability," said Joseph W. Armaly, Chairman and Chief Executive Officer.

First quarter tax-equivalent net interest income increased to $7.7 million, an 18% increase over the $6.5 million earned in the first quarter of 2003. The increase is due to an increase in average earning assets of $79 million, and a higher net interest yield. The tax-equivalent net interest yield increased to 4.14% for the first quarter of 2004, from 3.97% for the same period in 2003. The increase in the net interest yield is the result of an increase in gross loans and a decrease in the cost of funds.

The Company's first quarter cash dividend declared rose 7% in 2004 to $.16 per share, as compared to $.15 per share in 2003. The Company's sound capital position and solid earnings support the increased dividend.




                       COMMERCIAL BANKSHARES, INC.
                         Selected Financial Data
          (Amounts in thousands except per share information)


                                             For the Quarter
                                             Ended March 31,
                                           ___________________

                                            2004         2003
                                            ____         ____
Financial Highlights:
Net income                                 $2,705       $2,461
Net interest income                        $7,447       $6,289
Net interest income (FTE)(1)               $7,715       $6,545
Earnings per common share:
  Basic                                    $  .46       $  .43
  Diluted                                  $  .44       $  .40
Return on average assets                     1.35%        1.41%
Return on average equity                    16.06%       16.85%
Net interest yield (FTE)(1)                  4.14%        3.97%
Provision for loan losses                  $   15       $    0
Net charge-offs (recoveries)               $ (130)      $   90
Weighted average shares:
  Basic                                     5,876        5,711
  Diluted                                   6,183        6,090

(1)  Calculated on a fully tax-equivalent basis

                                           3/31/04           3/31/03
                                           _______           _______
Selected Balance Sheet Data:
Assets                                    $845,219          $738,072
Investments                               $292,339          $277,243
Loans, net                                $422,443          $353,663
Deposits                                  $692,430          $614,047
Stockholders' equity                      $ 69,936          $ 60,532
Book value per common share               $  11.84          $  10.59
Capital ratios:
      Leverage                                7.59%             7.49%
      Tier 1                                 12.48%            12.90%
      Tier 2                                 13.79%            14.29%
Shares outstanding                           5,907             5,718

Asset Quality:
Allowance for loan losses                 $  5,018           $ 4,661
Non-performing assets                     $      0           $     0
Allowance/total loans                         1.17%             1.30%
Allowance/non-performing assets                n/a               n/a
Non-performing assets/assets                     0%                0%

Quarterly Averages:
Earning assets                            $748,289           $669,236
Loans                                     $420,879           $355,985
Deposits                                  $671,347           $591,563
Stockholders' equity                      $ 67,548           $ 59,252

Commercial Bankshares, Inc. is the parent company of Commercial Bank of Florida, a state-chartered, FDIC-insured Federal Reserve member bank with $841 million in assets. The Bank operates 14 branches in Miami-Dade and Broward Counties, Florida. The Company's stock is traded on NASDAQ under the symbol CLBK. The Bank's web site is www.commercialbankfl.com

Statements contained in this release, which are not historical facts, may be considered forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include without limitation the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, changes in the interest rates, the effects of competition, and other factors that could cause actual results to differ materially as discussed further in documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact:    Barbara E. Reed, Senior Vice President and CFO
            Commercial Bankshares, Inc. (305) 267-1200